Exhibit 99.1

Contacts:	Media	Investors
	Stephen Cohen	Joyce Arpin
	(212) 886-9332	(702) 880-4707

Caesars Entertainment Corporation and Caesars Acquisition Company Announce

Stockholder Approval of Proposed Merger

LAS VEGAS, July 25, 2017 — Caesars Entertainment Corporation (NASDAQ: CZR) (“Caesars Entertainment”) and Caesars Acquisition Company (NASDAQ: CACQ) (“Caesars Acquisition”) today announced that stockholders of both companies voted to approve the previously announced merger of Caesars Entertainment and Caesars Acquisition (the “Merger”). Pending final regulatory approvals and the other conditions described below, Caesars Acquisition will merge with and into Caesars Entertainment. Each of the companies held a special meeting of stockholders earlier today.

The Merger (and merger agreement amongst the companies) received the affirmative vote of 87.8 percent of Caesars Entertainment’s outstanding shares of common stock as of the June 19, 2017 record date for the special meeting and the affirmative vote of 95.2 percent of Caesars Acquisition’s outstanding shares of common stock as of the June 19, 2017 record date for the special meeting. Stockholders of Caesars Entertainment also approved a number of other matters related to the restructuring of Caesars Entertainment Operating Company, Inc. (“CEOC”) and its emergence from bankruptcy.

“Receipt of these stockholder approvals is an important milestone to complete the merger of Caesars Entertainment and Caesars Acquisition and conclude the restructuring of Caesars Entertainment Operating Company,” said Mark Frissora, President and Chief Executive Officer of Caesars Entertainment. “The successful conclusion of the restructuring will create new opportunities for incremental investments in growth. We appreciate our stockholders’ support in voting to approve the merger.”

Regulatory Approval and Other Conditions

Caesars Entertainment and CEOC continue to engage with regulators in the jurisdictions where approvals are required for certain aspects of CEOC’s restructuring. The Merger of Caesars Entertainment and Caesars Acquisition is subject to customary closing conditions, including the completion of CEOC’s restructuring. CEOC’s restructuring is subject to the completion of the Merger, certain financing activities and lease documentation and other customary closing conditions. Caesars Entertainment currently anticipates completing the Merger and CEOC’s restructuring in the first week of October.

About Caesars Entertainment Corporation

Caesars Entertainment Corporation (“CEC”) is the world’s most diversified casino-entertainment provider and the most geographically diverse U.S. casino-entertainment company. Caesars Entertainment is mainly comprised of the following three entities: the majority owned operating subsidiary CEOC, wholly owned CERP and Caesars Growth Properties, LLC, (“CGP LLC”), in which we hold a variable economic interest. Since its beginning in Reno, Nevada, 79 years ago, CEC has grown through development of new resorts, expansions and acquisitions and its portfolio of subsidiaries now operate 47 casinos in 13 U.S. states and five countries. Caesars Entertainment’s resorts operate primarily under the Caesars®, Harrah’s® and Horseshoe® brand names. Caesars Entertainment’s portfolio also includes the London Clubs International family of casinos. Caesars Entertainment is focused on building loyalty and value with its guests through a unique combination of great service, excellent products, unsurpassed distribution, operational excellence and technology leadership. Caesars Entertainment is committed to environmental sustainability and energy conservation and recognizes the importance of being a responsible steward of the environment. For more information, please visit www.caesars.com.

About Caesars Acquisition Company

Caesars Acquisition Company (“CAC”) was formed to make an equity investment in CGP LLC, a joint venture between CAC and CEC, the world’s most diversified casino entertainment provider and the most geographically diverse U.S. casino-entertainment company. CAC is CGP LLC’s managing member and sole holder of all of its outstanding voting units. For more information, please visit www.caesarsacquisitioncompany.com.

Important Additional Information

Pursuant to the Amended and Restated Merger Agreement by and among Caesars Acquisition and Caesars Entertainment dated as of July 9, 2016, as amended by that First Amendment dated as of February 20, 2017 (the “Merger Agreement”), among other things, CAC will merge with and into CEC, with CEC as the surviving company. In connection with the Merger, CEC and CAC filed with the SEC the Registration Statement, which includes a preliminary joint proxy statement/prospectus, as well as other relevant documents concerning the proposed transaction. The Registration Statement was declared effective on June 23, 2017. A definitive joint proxy statement/prospectus was mailed to stockholders of CEC and CAC on or about June 23, 2017. Stockholders are urged to read the Registration Statement and the joint proxy statement/prospectus regarding the Merger and any other relevant documents filed with the SEC, as well as any amendments or supplements to those documents, because they will contain important information. You will be able to obtain a free copy of such joint proxy statement/prospectus, as well as other filings containing information about CEC and CAC, at the SEC’s website (www.sec.gov), from CEC Investor Relations (investor.caesars.com) or from CAC Investor Relations (investor.caesarsacquisitioncompany.com).

The information in this communication is for informational purposes only and is neither an offer to purchase, nor a solicitation of an offer to sell, subscribe for or buy any securities or the solicitation of any vote or approval in any jurisdiction pursuant to or in connection with the proposed transactions or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended, and otherwise in accordance with applicable law.

Forward-Looking Statements

This communication includes “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995 regarding the completion of the Merger and CEOC’s restructuring the currently expected timing thereof.

You are cautioned that the forward-looking statements in this communication are not guarantees that the Merger or CEOC’s restructuring will be consummated at all or on the timing anticipated. Among the factors that could impact the consummation of the Merger, CEOC’s restructuring and the timing thereof are: the conditions to the closing of the Merger or CEOC’s restructuring may not be satisfied, one or more events, changes or other circumstances that could occur that could give rise to the termination of the Merger Agreement, Caesars Entertainment’s and CEOC’s ability (or inability) to meet any milestones or other conditions set forth in their restructuring support agreements, Caesars Entertainment’s and CEOC’s ability (or inability) to satisfy the conditions to the effectiveness of the Third Amended Joint Plan of Reorganization of CEOC and its Chapter 11 debtor subsidiaries (including without limitation finalization of certain documentation with respect thereto), Caesars Entertainment’s ability (or inability) to secure additional liquidity to meet its ongoing obligations and its commitments to support the CEOC restructuring as necessary, Caesars Entertainment’s financial obligations exceeding or becoming due earlier than what is currently forecast and other risks associated with the CEOC restructuring and related litigation.

You are cautioned to not place undue reliance on these forward-looking statements, which speak only as of the date of this communication. Caesars Entertainment and Caesars Acquisition undertake no obligation to publicly update or release any revisions to these forward-looking statements to reflect events or circumstances after the date of this communication or to reflect the occurrence of unanticipated events, except as required by law.